UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Richardson Electronics, Ltd. ANNUAL MEETING OF STOCKHOLDERS October 6, 2026 2:00 p.m. CDT Corporate Headquarters 40W 267 Keslinger Road LaFox, Illinois 60147 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on October 6, 2026. Notice is hereby given that the Annual Meeting of Stockholders of Richardson Electronics, Ltd. will be held at Corporate Headquarters, 40W 267 Keslinger Road, LaFox, Illinois 60147 on Tuesday, October 6, 2026, at 2:00 p.m. CDT. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before September 24, 2026 to facilitate timely delivery. The Proxy Statement and Annual Report are available at www.eqproxyportal.com/RELL/annual . Matters intended to be acted upon at the meeting are listed below. The Board of Directors recommends that you vote FOR Items 1, 2 and 3: 1. Election of Directors 01 Edward J. Richardson 02 Paul J. Plante 03 Jacques Belin 04 James Benham 05 Kenneth Halverson 06 Robert Kluge 07 Wendy Diddell 2. To ratify the selection of BDO USA, P. C. as the Company’s independent registered public accounting firm for fiscal 2027. 3. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. THIS IS NOT A FORM FOR VOTING You may immediately vote your proxy on the Internet at: www.proxypush.com/RELL Use the Internet to vote your proxy 24 hours a day, 7 days a week until 10:59 p.m. (CDT) on October 5, 2026. Please have this Notice available. Follow the instructions to vote your proxy. Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet/Mobile – Access the Internet and go to www.investorelections.com/RELL Internet/Mobile – Access the Internet and go to www.investorelections.com/RELL Email – Send us an email at paper@investorelections.com To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via: Follow the instructions to log in, and order copies. Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies. with “RELL Materials Request” in the subject line. The email must include: The 11-digit control # located in the box in the upper right hand corner on the front of this notice. Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials. If you choose email delivery you must include the email address. If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email. Important Information about the Notice of Proxy Materials This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to stockholders in place of the printed materials for the upcoming Stockholders Meeting. Information about the Notice: In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found. To view the proxy materials online: Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement. To receive paper copies of the proxy materials: Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.